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                                                                    EXHIBIT 10.4


                           NON-COMPETITION AGREEMENT


                          DATED:                 1999



                                   BETWEEN:



                               NAZARENO CIRCOSTA



                                      AND



                       HOME SECURITY INTERNATIONAL, INC



                           DIBBS CROWTHER & OSBORNE
                                  Solicitors
                             50 Carrington Street
                               SYDNEY  NSW  2000
                                 DX 101 SYDNEY
                             Tel:  (612) 9290 8200
                             Fax:  (612) 9290 2964
                             Ref:  JEC/JPL:990332
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NON-COMPETITION AGREEMENT


THIS AGREEMENT dated            day of                                     1999

BETWEEN: NAZARENO CIRCOSTA of 61b Windermere Avenue Northmead, New South Wales (in his personal capacity and as agent for Relevant Employees)
                                                                    ("Circosta")

AND: HOME SECURITY INTERNATIONAL INC of Level 7, 77 Pacific Highway North Sydney New South Wales
                                                                         ("HSI")


RECITALS

HSI has agreed to pay to Circosta the sum of AUS$1,000,000 in consideration for Circosta agreeing to give covenants in favour of HSI and its Affiliates on the terms and conditions of this Agreement.

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions

          In this agreement, unless the context otherwise requires:

          "Affiliate" of HSI means a corporation, partnership, limited liability company or other business entity if:

          (i) HSI directly or indirectly owns in excess of fifty percent (50%) of the voting securities or interests of such entity; or

          (ii) such entity directly or indirectly owns in excess of fifty percent (50%) of the voting securities or interests of HSI.

          "Business Enterprise" means:

          (i) any entity primarily engaged in the sale, distribution, manufacture and/or development of home security systems, or any business utilizing any intellectual property of HSI; or

          (ii) any business segment of any entity engaged in the sale, distribution, manufacture and/or development of home security systems, or any business utilizing any intellectual property of HSI or any other business in which HSI or Ness is currently engaged, but, in the case of this subsection (ii)
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                                       3

               the definition of Business Enterprise shall not include the portion of any business entity not engaged in any of the foregoing activities.

          "Change of Control" means:

          (1) any merger or consolidation of, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, HSI in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the aggregate voting power normally entitled to vote in the election of directors of the transferee;

          (2) the time that any "person" or "group" (as such terms are used for purposes of sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" directly or indirectly, of more than 50% of the aggregate voting power of all classes of Capital Stock then outstanding of HSI normally entitled to vote in elections of directors; or

          (3) during any period of 12 consecutive months after the date of this Agreement, individuals who at the beginning of any such 12 month period constituted the board of directors of HSI (together with any new directors whose election by such board or whose nomination for election by the stockholders of HSI was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of HSI then in office.

          "Confidential Information" means all information, and all documents and other tangible items which record information relating to or useful in connection with HSI's business (including the business of any of HSI's Affiliates), which at the time or times concerned is protectible as a trade secret or confidential information under applicable law, and which has been or is from time to time disclosed to or known by Circosta either before or after the date of this Agreement. This term shall be broadly construed to include anything protectible as a trade secret or confidential information under applicable law;
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                                       4

          "Ness" means Ness Security Products Pty Limited ACN 069 984 372 of 4/167 Prospect Highway, Seven Hills, NSW.

          "Relevant Employees" means those employees of Ness as agreed by the parties to this agreement.

     1.2  Interpretation

          In this agreement, including the recitals, unless contrary to or inconsistent with the context:

          (1)  words importing:

               (1)  the singular include the plural and vice versa;  and

               (2)  a gender includes every other gender;

          (2) a reference to a party or person includes a reference to that party or person, its successors, substitutes (including, but not limited to, a party or person taking by novation), executors, administrators, assigns and principals;

          (3) a reference to any thing or matter is a reference to the whole and any part of it;

          (4) the word "person" includes a corporation and vice versa; an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any governmental agency;

          (5) a reference to a group of persons or parties is a reference to any two or more of them jointly and to each of them individually;

          (6) a covenant, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

          (7) a covenant, representation or warranty on the part of two or more persons binds them jointly and severally;

          (8) a reference to this agreement or other document includes any variation, novation or replacement of or supplement to any of them from time to time;
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                                       5

          (9) a reference to a part, clause, party, annexure, exhibit, appendix or schedule is a reference to a part and clause of, and a party, annexure, exhibit, appendix or schedule to this agreement and a reference to this agreement includes any annexure, exhibit, appendix and schedule;

          (10) where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called will be read and construed separately and independently of any other;

          (11) a reference to a document includes without any limitation any agreement or agreement in writing, certificate, notice or other instruction of any kind;

          (12) "writing" and related expressions includes all means of reproducing words in a tangible and permanently visible form;

          (13) headings are inserted only for guidance and do not affect the interpretation of this agreement;

          (14) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them and a reference to a statute includes all regulations, proclamations, ordinances and by-laws made or issued under that statute;

          (15) a reference to a body other than a party to this agreement:

               (1)  which ceases to exist;  or

               (2) the powers or functions of which are transferred to another body,

               is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

          (16) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement; and

          (17) a reference to HSI includes each of its Affiliates.

2.   HSI PAYMENT
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                                       6

     HSI agrees to pay to Circosta the sum of AUS$1,000,000 on the date of this agreement and on the terms and conditions of this agreement.


3.   NON-SOLICITATION COVENANTS

     3.1  Circosta covenants that he will not, for the lesser of:

          (a) a period of 6 years or, where this is held by a Court to be unenforceable, the greater of;

               (A)  5 years;

               (B)  4 years;

               (C)  3 years;

               (D)  2 years

               (E)  1 year;

               (F)  6 months,

               after the date of this Agreement; or

          (b) a period of two (2) years after the date HSI enters into a transaction relating to a Change of Control,

          directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of HSI:

          (i) solicit, hire or attempt to hire or employ any employee of HSI or its Affiliates on behalf of an individual or other entity which provides the same or similar services, processes or products as HSI or its Affiliates;

          (ii) induce or attempt to induce any employee of HSI or its Affiliates to leave his or her employ with HSI or its Affiliates;

          (iii) induce or attempt to induce any customer, supplier, vendor, joint venture partner or any other person to curtail or cease doing business with HSI or its Affiliates; or

          (iv) solicit or attempt to solicit any customer of HSI on behalf of an individual or other entity which provides the same or similar services, processes or products as HSI or its Affiliates.
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                                       7

4.   NON-COMPETITION

     4.1 Except as otherwise provided in this Agreement, or for and on behalf of HSI, Circosta agrees that for either the lesser of:

          (1) a period of 6 years or, where this is held by a Court to be unenforceable, the greater of;

               (A)  5 years;

               (B)  4 years;

               (C)  3 years;

               (D)  2 years

               (E)  1 year;

               (F)  6 months,

               after the date of this Agreement; or

          (2) two (2) years after the date HSI enters into a transaction relating to a Change of Control,

          he will not, without the express written consent of HSI, either directly or indirectly, own, manage, operate, control, be employed or retained by, or in any way engage in or be connected with any Business Enterprise, in any capacity whatsoever, including, but not limited to, as a partner, owner, creditor, director, officer, employee, agent or independent contractor in:

          (a)  any geographic territories served by HSI;

          (b)  the United States, Europe, Australia and New Zealand;

          (c)  the United States, Australia and New Zealand;

          (d)  Australia and New Zealand;

          (e)  Australia.

     4.2 Circosta's ownership of less than one percent of the outstanding equity securities of a firm which is listed on a US or Australian national or regional securities exchange market shall not, in itself, constitute a violation of this clause 4.
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                                       8

     4.3 In the event that a Court determines the period of the restraint in clauses 3.1 and 4.1 or the area of restraint in clause 4.1 to be unenforceable, the next largest period or area acceptable to the Court will be deemed to apply.


5.   DISCLOSURE OF CONFIDENTIAL INFORMATION

     Circosta recognises that he will occupy a position of trust and confidence with HSI as to Confidential Information pertaining to HSI. Therefore Circosta agrees that:

     (a) for the longest period permitted by law from the date of this Agreement, Circosta and each Affiliate of Circosta shall hold in the strictest confidence and shall not, other than as required by law, without the prior written consent of HSI, use for his own benefit or that of any third party or disclose to any person, firm or corporation (except HSI, an Affiliate of HSI or employees of HSI and its Affiliates) any Confidential Information;

     (b) Circosta and each Affiliate of Circosta (and if deceased, their personal representatives) must promptly following a request therefor from HSI return to HSI, without retaining copies, all tangible items which are or which contain Confidential Information. Circosta must also surrender all computer print-outs, laboratory books, floppy discs and other such media for storing software and information, work papers, files, client lists, telephone and/or address books, rolodex cards, internal memoranda, appointment books, calendars, keys and other tangible things entrusted to Circosta by HSI or authored in whole or in party by Circosta within the scope of his duties to HSI even if such things do not contain Confidential Information; and

     (c) at the request of HSI made at any time, Circosta and each Affiliate of Circosta (and if deceased, their personal representatives) must make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as HSI may reasonably deem necessary or desirable to implement any of the provisions of this Agreement, and shall give testimony and co-operate with HSI, its Affiliates or their respective representatives in any controversy or legal proceedings involving HSI, its Affiliates or their respective representatives with respect to any Confidential Information.

6.   WARRANTY
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                                       9

     6.1 Circosta warrants and undertakes to HSI and it is a condition of this agreement that Circosta has the capacity to act as agent for and bind the Relevant Employees.

     6.2 Circosta must indemnify and keep indemnified HSI against any loss incurred or liable to be incurred by reason of any claim, of whatever nature, arising out of or in relation to the warranty contained in this clause 6 being incorrect in any way.

7.   GENERAL TERMS

     7.1 Circosta acknowledges that any breach of any obligation contained in this Agreement is not adequately compensable by monetary damages, and Circosta agrees that any such breach shall cause HSI irreparable harm for which HSI shall be entitled to a temporary restraining order and preliminary injunction without prior notice to Circosta. Any and all attorneys' fees, costs and expenses incurred by HSI in enforcing the terms of this Agreement shall be reimbursed to HSI by Circosta.

     7.2 In the event that any body of competent jurisdiction shall determine that any of the restrictive covenants in this Agreement are inequitably broad, it is the intention and agreement of the parties that the decision-maker shall equitably adjust the obligations of Circosta under this Agreement to include the maximum reasonable restriction allowed by law rather than entirely eliminate any such obligations. In the event that the decision-maker shall equitably adjust or eliminate any of the restrictive covenants in this Agreement, all other aspects of this Agreement shall remain in full force and effect.

     7.3 In the event that any provision of this Agreement is determined by any body of competent jurisdiction to be unenforceable, illegal or contrary to public policy, that body shall modify such provision to conform to public policy, or to interpret it in such a way as to render it enforceable and legal, in accordance with the intent of the parties as expressed in this Agreement. In the event that a body of competent jurisdiction decides that any provision of this Agreement is unenforceable, illegal or contrary to public policy and cannot be reformed, only such provision shall be affected and all other provisions of this Agreement shall remain in full force and effect.

     7.4 This Agreement shall be binding upon Circosta and inure to the benefit of HSI and its successors and assigns.

     7.5 This instrument contains the entire agreement of HSI and Circosta and respect to its subject matter and supersedes all prior understandings and agreements of HSI and Circosta with respect to its subject matter.
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                                      10

     7.6 This Agreement shall be governed by and construed in accordance with the laws of New South Wales applicable to contracts made and to be performed therein. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New South Wales and courts of appeal from there. The parties acknowledge that due to current international sales of HSI the scope of the provisions of this Agreement are intended to be worldwide.

     7.7 The rights and remedies enumerated herein, are in addition to any rights or remedies HSI may have under any other agreement, and shall not be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in any other agreement, including without limitation, any rights or remedies HSI has under the employment
          agreement dated          , 1999, as amended, between HSI, Ness and
          Circosta.


EXECUTED as an agreement.


Signed by NAZARENO CIRCOSTA in the    )
presence of:                          )
                                      )
                                      )
______________________________        )      _______________________________
Signature of witness                  )      Signature of NAZARENO CIRCOSTA
                                      )
______________________________        )
Name of witness (block letters)       )


The common seal of HOME               )
SECURITY INTERNATIONAL INC            )
was affixed in accordance             )
with its constitution in              )
the presence of:                      )
                                      )
                                      )
______________________________        )      ______________________________
Signature of authorised person        )      Signature of authorised person
                                      )
                                      )
______________________________        )      ______________________________
Office held                                  Office held

______________________________               ______________________________
Name of authorised person                    Name of authorised person
(block letters)                              (block letters)